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Exhibit 23.1

CONSENT OF PRYOR CASHMAN SHERMAN & FLYNN LLP

        We hereby consent to the reference to us under the heading "Legal Matters" in the Post-Effective Amendment No. 1 to Mack-Cali Realty Corporation's Registration Statement No. 333-100244 on Form S-8.

/s/ Pryor Cashman Sherman & Flynn LLP

New York, New York
July 10, 2003

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CONSENT OF PRYOR CASHMAN SHERMAN & FLYNN LLP